Exhibit 99.A

EXHIBIT A

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the shares of Common Stock, par value $0.0001 per share, of Dun & Bradstreet Holdings, Inc. (this “Agreement”), is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:   February 16, 2021

CC Star Holdings, LP

By: CC Capital GP, LLC
Its: General Partner

By:	/s/ Chinh Chu
Name: Chinh E. Chu
Title: President and Senior Managing Director

CC Capital GP, LLC

By:	/s/ Chinh Chu
Name: Chinh E. Chu
Title: President and Senior Managing Director

By:	/s/ Chinh Chu